                              CALL OPTION AGREEMENT

          This Call Option Agreement (this "Agreement") is made and entered into this 14th day of April, 2005, by and between VSUS Technologies Incorporated, a
Delaware corporation ("VSUS"), and __________________________________________
(the "Shareholder").

                                   WITNESSETH:

          WHEREAS, VSUS and 1stAlerts, Inc., a Delaware corporation ("1st
Alerts") are parties to that certain Agreement and Plan of Merger dated as of
April 11, 2005 (the "Merger Agreement"), whereby, 1st Alerts merged with and into First Info Network, Inc. ("First Info"), a wholly-owned subsidiary of VSUS, and VSUS acquired all of the issued and outstanding shares of capital stock of
1st Alerts, consisting of Two Hundred (200) shares of common stock, par value
$0.001 per share ("1st Alerts Stock"), and the Shareholder received One Hundred and Thirty Five (135) shares of VSUS' Series B Participating Preferred Stock
("Series B Preferred Stock") and Eight Million Seven Hundred and Seventy Five
Thousand (8,775,000) shares of VSUS' common stock (the "Common Stock") (subject to the terms of the Escrow Agreement of even date herewith between VSUS, the
Shareholder and Bondy & Schloss LLP as the Escrow Agent) (the "Escrow
Agreement") (the transaction being referred to herein as the "Merger");

          WHEREAS, contemporaneous with the execution and delivery of this
Agreement and the Merger Agreement, First Info entered into a certain License
Agreement dated as of even date herewith (the "License Agreement"), whereby VSUS
Secured Services, Inc., a Delaware corporation ("Newco"), and a wholly-owned subsidiary of VSUS, agreed to license certain technology to First Info in return for licensing fees in an amount determined pursuant to Article 5 of the License
Agreement (a copy of which is attached hereto as Exhibit A);

          WHEREAS, subsequent to the effective date of the Merger Agreement,
VSUS will own all of the issued and outstanding shares of capital stock of First
Info; and

          WHEREAS, Shareholder desires to acquire from VSUS the right and option to purchase certain of the shares of First Info held by VSUS (the "First Info
Shares"), and VSUS desires to grant to Shareholder such option;

          NOW, THEREFORE, in consideration of the foregoing recitals, the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Grant of Option. From and after the date hereof (the "Closing
Date") and during the Option Term (as herein defined), VSUS does hereby give and grant to Shareholder the exclusive right, privilege and option (but not the duty) to purchase that number of First Info Shares as determined in Section 2 hereof ("Option Shares") from VSUS. Upon exercising this Option, Shareholder must purchase all, but not less than all,

of the Option Shares.

          Such purchase shall be consummated within 120 days following the date of the Exercise Notice (as herein defined).

          2. Determination of Number of Option Shares.

          a) The number of Option Shares the Shareholder shall be entitled to purchase shall be determined by the following formula:

                    X = Y ((A/B))

               A = Fair Market Value of First Info on the date of the Exercise
               Notice (as defined hereinafter).
               B = Fair Market Value of VSUS on the date of the Exercise Notice
               (as defined hereinafter).
               Y = Total number of First Info Shares owned by VSUS.
               X = Number of First Info Shares that the Shareholder is entitled to purchase.

          b) Not withstanding anything to the contrary in this Agreement, in no event may the Shareholder purchase a number of First Info Shares in an amount equal to or greater than ninety-five (95%) percent of the First Info Shares.

          c) For purposes hereof, "Fair Market Value" shall be determined by a mutually agreeable independent appraiser engaged for such purpose whose determination shall be binding on the parties hereto.

          3. Exercise Restriction.

          SHAREHOLDER MAY NOT EXERCISE THIS OPTION DURING THE FIRST YEAR
FOLLOWING THE CLOSING DATE UNLESS AN EVENT OCCURS THAT CONSTITUTES REASONABLE
CAUSE (as herein defined).

          For the purposes of this agreement "Reasonable Cause" shall mean (1)
any liquidation, dissolution, or winding up of VSUS whether voluntary or involuntary, under applicable law or in the event of its insolvency; (2) failure of VSUS to maintain a publicly traded market for its securities on the OTC
Bulletin Board or other automated exchange; or (3) any other event, change or condition that causes a material adverse effect on the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of VSUS; provided, however, that Reasonable
Cause shall not include (i) any adverse effect on VSUS' business that primarily results from any action taken by First Info; and (ii) any adverse effect that results from changes in the general economic condition or financial markets of the United States.

          4. Option Price.

          (a) If, upon Reasonable Cause, the Shareholder exercises this option within one year of the Closing Date, the purchase price for the Option Shares
(the "Option Price") shall be equal to: (i) One Million Forty Thousand Dollars
($1,040,000), minus (ii) ten (10%) percent of all gross receipts received by
Newco pursuant to Article 5 of the License Agreement.

          (b) In the event Shareholder exercises this option after the first year following the Closing Date but before the second anniversary following the
Closing Date, the Option Price shall be equal to: (i) One Million Three Hundred
Thousand Dollars ($1,300,000), minus (ii) ten (10%) percent of all gross receipts received by Newco pursuant to Article 5 of the License Agreement.

          (c) In the event Shareholder exercises this option at anytime after the second anniversary of the Closing Date, the Option Price shall be equal to:
(i) One Million Five Hundred and Sixty Thousand Dollars ($1,560,000), minus (ii)
ten (10%) percent of all gross receipts received by Newco pursuant to Article 5 of the License Agreement.

          5. Exercise of Option.

          (a) Shareholder shall exercise its Option by giving written notice of its exercise of the Option to VSUS ("Exercise Notice"), in accordance with the provisions of Section 12 hereof, at any time during the Option Term (as defined below) and shall pay the applicable Option Price in accordance with Section 4.

          (b) Upon exercise of this Option and delivery to VSUS of the Option
Price in full for the Option Shares, VSUS shall no longer be deemed to be the owner of such Option Shares.

          6. Return of Stock. In the event the Shareholder exercises this option at anytime during the Option Term (as herein defined), in addition to payment of the Option Price, the Shareholder shall deliver to VSUS, stock certificates representing all of the shares of Series B Preferred Stock issued to the
Shareholder in connection with the Merger and all of the shares of Common Stock issued to the Shareholder shall be released from escrow and returned to VSUS in accordance with the terms of the Escrow Agreement.

          7. Term. This Agreement shall terminate on April 14, 2008 (the "Option
Term"). If the Option is not exercised prior to the expiration of the Option
Term, the Option shall become null and void and of no further force and effect.
However, the parties acknowledge and agree that if the Exercise Notice is delivered to VSUS prior to the expiration of the Option Term, then the term of this Agreement is extended for the time required to effectuate the exercise right set forth in Section 1.

          8. Title. Upon exercise of this Option, VSUS shall deliver to
Shareholder

good and marketable title to the Option Shares, free and clear of any liens or other restrictions, except for applicable restrictions on transfer under federal and state securities laws.

          9. Binding Effect. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

          10. Amendments. This Agreement may not be altered, modified, or amended except by a writing signed by each of the parties hereto.

          11. Further Assurances. Each of the parties hereto agrees to execute, acknowledge, deliver, file, record and publish certificates, instruments, agreements and documents, and to take all action which may be required by law or may be deemed by Shareholder or VSUS, in the exercise of their reasonable good faith discretion, to be reasonably necessary in furtherance of the purposes and the objectives and intentions underlying this Agreement and not inconsistent with the terms hereof.

          12. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least 10 days prior to the effectiveness of such notice:

          if to VSUS:          VSUS Technologies Incorporated
                               444 Madison Avenue, 24th Floor
                               New York, NY 10022
                               Attention: Eli Kissos
                               Facsimile:
                                          -------------

          with a copy to:      Bondy & Schloss LLP
                               60 E.42nd Street, 37th Floor
                               New York, NY 10165
                               Attention: Jeffrey A. Rinde, Esq.
                               Facsimile: (212) 972-1677

          if to Shareholder:   __________________________
                               __________________________
                               __________________________
                               __________________________

          13. Governing Law; Jurisdiction. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of
Delaware, applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. Except in respect of an action commenced by a third party in another jurisdiction, Shareholder and VSUS agree that any legal suit, action, or proceeding arising out of or relating to this Agreement must be instituted in a state or federal court in the State of
New York, County of New York, if there is any such court which has and will exercise its jurisdiction in any such matter, and they hereby irrevocably subject to the jurisdiction of any such court and agree not to assert therein any objection based on venue or the inconvenience of such forum.

          14. Captions. Captions used herein are inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

          15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile transmission.

          16. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          17. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

VSUS TECHNOLOGIES, INCORPORATED      SHAREHOLDER:

                                     PDB IRREVOCABLE TRUST

By:
    ---------------------------      ---------------------------------------
Name: Eli Kissos                     Name: Linda Snelling
Title: CEO and President             Title: Trustee